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                                                                     EXHIBIT 5.1


                                BAKER & MCKENZIE
                                ATTORNEYS AT LAW
                                2001 ROSS AVENUE
                                   SUITE 2300
                               DALLAS, TEXAS 75201
                            TELEPHONE (214) 978-3000
                            FACSIMILE (214) 978-3099

                                                                    June 6, 2002

ENSCO International Incorporated
1445 Ross Avenue, Suite 2700
Dallas, Texas 75202

Ladies and Gentlemen:

      We are acting as counsel to ENSCO International Incorporated, a Delaware corporation (the "Company"), in connection with its registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission relating to 13,834,552 shares of the Company's common stock, par value $.10 per share, all of which shares (the "Shares") are to be issued in exchange for the outstanding common stock of Chiles Offshore Inc., a Delaware corporation ("Chiles"), pursuant to the Merger Agreement dated as of May 14, 2002, by and among the Company, Chore Acquisition, Inc., a Delaware corporation, and Chiles (the "Merger Agreement").

      In reaching the opinion set forth below, this firm has reviewed the Company's Amended and Restated Certificate of Incorporation, the Bylaws, as amended, minutes of meetings of the Company's Board of Directors, the Merger Agreement, certificates of public officials and matters of law that this firm deemed relevant.

      Based upon, subject to and limited by the foregoing, we are of the opinion that, following (i) effectiveness of the Registration Statement, and (ii) issuance of the Shares pursuant to the terms of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware.

      We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the proxy statement/prospectus constituting a part of the Registration Statement.

                                                Very truly yours,

                                                /s/ BAKER & MCKENZIE
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                                                Baker & McKenzie